UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

United Natural Foods, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on December 18, 2013. The Company’s stockholders voted on seven proposals at the Annual Meeting. The results of voting on the seven proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Ann Torre Bates and Gail A. Graham to serve as Directors until the annual meeting of stockholders to be held in 2014 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Ann Torre Bates	41,855,241	457,195	43,341	2,819,470
Gail A. Graham	40,185,008	2,126,749	44,020	2,819,470

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 2, 2014.

For	Against	Abstain	Broker Non-Votes
42,460,975	2,556,117	158,155	—

(3)    The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
40,789,892	1,191,284	374,601	2,819,470

(4)    The stockholders approved amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors.

For	Against	Abstain	Broker Non-votes
41,175,574	1,060,845	119,358	2,819,470

(5)    The stockholders approved amendments to the Company’s Bylaws to declassify the Board of Directors.

For	Against	Abstain	Broker Non-votes
41,215,570	1,018,903	121,304	2,819,470

(6)    The stockholders approved a stockholder proposal regarding simple majority voting, which was presented at the annual meeting.

For	Against	Abstain	Broker Non-votes
34,295,577	7,919,927	140,273	2,819,470

(7)    The stockholders did not approve a stockholder proposal regarding limitations on accelerated vesting of equity awards upon a change in control, which was presented at the annual meeting.

For	Against	Abstain	Broker Non-votes
13,829,737	28,399,245	126,795	2,819,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 23, 2013